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                                                                     EXHIBIT 1.1
                             VLSI TECHNOLOGY, INC.
                               STANDBY AGREEMENT

                                          VLSI TECHNOLOGY, INC.
                                          1109 MCKAY DRIVE
                                          SAN JOSE, CALIFORNIA 95131

                                          JULY 5, 1995
BEAR, STEARNS & CO. INC. ("BSC")
HAMBRECHT & QUIST LLC ("H&Q")
C/O BEAR, STEARNS & CO. INC.
245 PARK AVENUE
NEW YORK, NEW YORK 10167

DEAR SIRS:

    VLSI Technology, Inc., a Delaware corporation (the "Company"), proposes to redeem on August 7, 1995 (the "Redemption Date") all of its outstanding 7% Convertible Subordinated Debentures due May 1, 2012 (the "Debentures") at a redemption price (the "Redemption Price") per $1,000 principal amount of Debentures of $1,014.00, plus accrued interest of $18.86 from May 1, 1995 to the Redemption Date, and will cause requisite notice of such redemption to be duly given. The Debentures are convertible into shares of the Company's common stock, $.01 par value (the "Common Stock"), at a conversion price of $22.00 per share of Common Stock. The right to convert the Debentures into shares of Common Stock will terminate on the Conversion Expiration Date (as defined below).

    To assure the availability of funds to effect the contemplated redemption of the Debentures, the Company desires to make arrangements pursuant to which you (collectively the "Purchasers" and each a "Purchaser") would purchase from the Company the shares of Common Stock (hereafter, the "Shares") that would otherwise have been issuable upon conversion of those Debentures that are not duly surrendered for conversion on or prior to 5:00 p.m. New York City time on August 4, 1995 (the "Conversion Expiration Date"). The Company hereby confirms its agreement with the Purchasers with respect to those arrangements.

    1.  SALE AND PURCHASE OF SHARES.

    On the basis of the representations, warranties and agreements of the Company contained herein, but subject to the terms and conditions herein set forth, BSC agrees to purchase 80% of the Shares and H&Q agrees to purchase 20% of the Shares, and the Company agrees to issue, sell and deliver the Shares to BSC and H&Q, at and for a price (the "Purchase Price") of $22.72 per Share, the obligations of BSC and H&Q being several and not joint.

    2.  PAYMENT AND DELIVERY.

    No later than 6:00 p.m. New York City time, on the Conversion Expiration Date, the Company shall give to the Purchasers written or telegraphic notice of the aggregate principal amount of Debentures not theretofore duly surrendered for conversion as described above. No later than 9:30 a.m., New York City time, on the Redemption Date, the Purchasers shall remit to the Company or, at the Company's prior written direction, to Citibank N.A., as Trustee under the
Indenture,  dated  as  of  May  1,   1987,  relating  to  the  Debentures   (the
"Indenture"), for the account of the Company, by wire transfer of immediately available funds, a sum equal to the aggregate Redemption Price of the Debentures specified in the Company's notice referred to in the preceding sentence, which sum shall be the aggregate Purchase Price of the Shares to be purchased by the Purchasers pursuant to this Agreement. Simultaneously with such payment, the Company shall deliver to the Purchasers, at the Purchasers' respective addresses set forth in Section 14 hereof, or at such other location as shall be mutually acceptable to the Company and the Purchasers, certificates evidencing the Shares. The date and time of such payment and delivery are herein called the "Closing Date" and may be changed by
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agreement between the Purchasers and the Company. Certificates representing  the shares shall, to the extent practicable, be registered in such name or names and shall be in such denominations as the Purchasers may request in a written notice to the Company prior to the Closing Date.

    3.  RESALE OF SHARES; OPEN MARKET TRANSACTIONS; SOLICITATIONS.

        (a) The Company understands that the Purchasers intend to resell the Shares from time to time at prices prevailing in the open market, as set forth in the Prospectus (as defined in Section 5(a) hereof), and confirms that the Purchasers and dealers selected by the Purchasers have been authorized by the Company to distribute the Prospectus in connection with such resales. The Purchasers agree to remit to the Company an amount equal to 50% of the excess of (i) the aggregate net proceeds realized by the Purchasers in respect of sales of Shares purchased by the Purchasers from the Company pursuant to this Agreement over (ii) the Purchase Price of such Shares. Settlement of the profit sharing arrangement, together with a calculation of the amount thereof, set forth in this Section 3(a) shall occur as soon as reasonably practicable after the final disposition by the Purchasers of all Shares purchased by the Purchasers pursuant to this Agreement and no less than every thirty (30) day period commencing with the Redemption Date.

        (b) The Company acknowledges that it is aware that, until the close of business on the Conversion Expiration Date, the Purchasers may (but shall have no obligation to) purchase Debentures, in the open market or otherwise, in such amounts and at such prices as the Purchasers may deem advisable. The Purchasers agree to present for conversion and to convert on or prior to the close of business on the Conversion Expiration Date any Debentures so acquired and any additional Debentures beneficially owned by the Purchasers. Shares of Common Stock issued to the Purchasers on conversion of Debentures may be sold by the Purchasers at any time or from time to time. The Company further acknowledges that it is aware that the Purchasers may purchase or sell shares of Common Stock for long or short account on the Nasdaq Stock Market or otherwise, at such times and prices and on such terms as the Purchasers deem advisable, and that such purchases or sales, if commenced, may be discontinued at any time.

        (c) The Purchasers agree that the Purchasers will not solicit conversions of Debentures by the holders thereof. The Company has not paid or given, and will not pay or give, directly or indirectly, any commission or other remuneration for soliciting conversions of Debentures into Common Stock.

    4.  COMPENSATION.

    As full compensation to the Purchasers for the Purchasers' commitments hereunder, the Company shall pay to the Purchasers by wire transfer of next day funds (i) on the date hereof, the aggregate sum of $600,000 (the "Standby Commitment Fee"), $480,000 of which shall be paid to BSC and $120,000 of which shall be paid to H&Q, and (ii) on the Closing Date, a further sum (the "Take-up Fee"), 80% of which shall be allocated to BSC and 20% of which shall be allocated to H&Q, as follows:

        (a) If the Purchasers purchase up to 130,682 Shares, no Take-up Fee shall be payable.

        (b) If the Purchasers purchase in excess of 130,682 Shares to a maximum of 392,045 Shares, a Take-up Fee of $.45 per Share shall be payable for each Share (including the 130,682 Shares referred to in subsection (a) above) purchased.

        (c) If the Purchasers purchase in excess of 392,045 Shares, a Take-up Fee of $.85 per Share shall be payable for each Share (including the 392,045 Shares referred to in subsection (b) above) purchased.

All such fees shall be payable by wire transfer of next day funds. The Purchasers shall have the right, in lieu of receiving payment of the Take-up Fee from the Company, to deduct an amount equal to the aggregate Take-up Fee from the aggregate purchase price of the Shares purchased by the Purchasers on the Closing Date.

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    5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

    The Company represents and warrants to the Purchasers that:

        (a) The Company has prepared and promptly following the execution of this Agreement will file with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated by the Commission thereunder (the "Regulations"), a registration statement on Form S-3, including a prospectus, covering the maximum number of shares of Common Stock that could constitute the Shares. As used in this Agreement, (i) the term "Effective Date" means the date that the registration statement hereinabove referred to is declared effective by the Commission, (ii) the term "Registration Statement" means such registration statement including all financial statements, schedules and exhibits, and (iii) the term "Prospectus" means the form of final prospectus relating to the Shares first filed with the Commission pursuant to Rule 424(b) of the Regulations or, if no filing pursuant to Rule 424(b) is required, the form of final prospectus included in the Registration Statement at the Effective Date. Any reference herein to the Registration Statement, or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date or the date of the Prospectus, as the case may be.

        (b) When the Registration Statement shall become effective, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, and at the Closing Date, the Registration Statement and the Prospectus and any amendments thereof and supplements thereto will comply in all material respects with the applicable provisions of the Act and the Regulations, and will not contain an untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by the Purchasers expressly for use therein with reference to the Purchasers. The documents incorporated by reference in the Registration Statement and the Prospectus, when they were first filed with the Commission (or, if an amendment with respect to any such document was filed, when such amendment was filed with the Commission), complied in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder; and any further document so filed and incorporated by reference will, when they are filed with the Commission, comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder; none of such filed documents when they were so filed (or, if an amendment with respect thereto was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading; and no such further document, when it is filed with the Commission, will contain an untrue statement of a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        (c) Ernst & Young LLP, whose reports are filed with the Commission and incorporated by reference in and made a part of the Registration Statement, are independent public accountants with regard to the Company, as required by the Act and the Regulations.

        (d) Subsequent to the respective dates as of which information is given in the Registration Statement, except as set forth in the Registration Statement, there has not been any material adverse change in the business, prospects, properties, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from

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    transactions in the ordinary course of  business, and since the date of  the
    latest   balance  sheet  included  or   incorporated  by  reference  in  the
    Registration Statement, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which were incurred or undertaken in the ordinary course of business or are set forth in or reflected in the Registration Statement.

        (e) This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that (i) rights to indemnity or contribution hereunder may be limited by Federal or state securities laws or the public policy underlying such laws, (ii) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (iii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        (f) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, pursuant to the terms of the Indenture or any other agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound (other than those as to which requisite waivers or consents have been obtained by the Company) or (ii) violate or conflict with any provision of the certificate of incorporation, by-laws, or equivalent instruments of the Company or any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, including without limitation the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under the state securities or "Blue Sky" laws or Nasdaq Stock Market listing applications in connection with the distribution of the Shares by the Purchasers.

        (g) All of the currently outstanding shares of Common Stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The Shares have been duly and validly authorized and, when issued and delivered in accordance with this Agreement, will have been duly and validly issued and delivered, and will be fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive rights. The Company had, at March 31, 1995, an authorized and outstanding capitalization as set forth in the Registration Statement and as shall be set forth in the Prospectus. The Common Stock conforms to the description thereof set forth in, or incorporated by reference into, the Registration Statement and as shall be set forth in, or incorporated by reference into, the Prospectus.

        (h) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, except in any such case as would not have a material adverse effect on the Company and its subsidiaries taken

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    as a whole. Each of the Company  and its subsidiaries is duly qualified  and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole. Each of the Company and its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits
    (collectively,  "Consents")   of  and   from  all   public,  regulatory   or
    governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and as shall be described in the Prospectus, except for such Consents the failure of which to have or obtain will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole, and no such Consent contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and that shall not be adequately disclosed in the Prospectus.

        (i) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which is reasonably likely to have any material adverse effect on the business, prospects, properties, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement and the Prospectus.

        (j) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

        (k) The consolidated financial statements of the Company, including the notes thereto, and supporting schedules included in, or incorporated by reference into, the Registration Statement and the Prospectus present fairly the consolidated financial positions of the Company as of the dates indicated and the results of operations for the periods specified; except as otherwise stated in the Registration Statement, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in, or incorporated by reference into, the Registration Statement present fairly the information required to be stated therein.

        (l) Except as described in the Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

        (m) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

        (o) The Company meets all conditions for use of a Form S-3 registration statement pursuant to the Act and the Regulations.

    6.  COVENANTS OF THE COMPANY.

    The Company covenants and agrees with the Purchasers that:

        (a) The Company will use reasonable best efforts to cause the Registration Statement to become effective promptly after the filing thereof with the Commission. The Company will promptly advise the Purchasers, and confirm such advice in writing, (1) when the Registration Statement or any post-effective amendment thereto has become effective, (2) of the initiation or threatening (known to the Company) of any proceedings for, or receipt by the Company of any

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    notice  with respect to,  the suspension of the  qualification of the Shares for sale in any jurisdiction or the issuance of any order suspending the effectiveness of the Registration Statement, and (3) of receipt by the Company or any representative or attorney of the Company of any other communications from the Commission relating to the Company, the Registration
    Statement,   the  Prospectus  or  the   transactions  contemplated  by  this
    Agreement. The Company will make every reasonable effort to prevent the issuance of an order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and, if any such order is issued, to obtain its lifting as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus before or after the Effective Date to which the Purchasers shall reasonably object in writing after being timely furnished in advance a copy thereof.

        (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented contains an untrue statement of a material fact or omits to state any material fact required to be stated therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Registration Statement or Prospectus to comply with the Act or the Regulations, the Company will
    (i) notify the Purchasers promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to the Purchasers) which will correct such statement or omission and (ii) use its reasonable efforts to have any necessary amendment to the Registration Statement declared effective as soon as possible.

        (c) The Company will promptly deliver to the Purchasers two manually-signed copies of the Registration Statement, including exhibits and all documents incorporated by reference therein and all amendments thereto, and to those persons, including the Purchasers, who the Purchasers identify to the Company, such number of copies of the Prospectus, the Registration Statement, all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment or supplement thereto, without exhibits, as the Purchasers may reasonably request.

        (d) The Company will endeavor in good faith, in cooperation with the Purchasers, at or prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as the Purchasers may designate and to maintain such qualification in effect for so long as required for the distribution thereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

        (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to the Purchasers, as soon as practicable, an earnings statement, covering a period of at least twelve consecutive full calendar months commencing after the effective date of the Registration Statement, that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Regulations.

        (f) During a period of three (3) years from the effective date of the Registration Statement, the Company will furnish to the Purchasers copies of
    (i) all reports to its stockholders, and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

        (g) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

        (h) The Company will use its reasonable efforts to cause the Shares to be listed on the Nasdaq Stock Market.

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        (i) During a period of sixty (60) days from the date of the  Prospectus, in the event the Purchasers purchase in excess of 392,045 Shares, the Company will not, without the Purchasers' prior written consent, issue, sell,  offer  or  agree  to  sell,  or  otherwise  dispose  of  directly  or
    indirectly,  any  Common   Stock  (or  any   securities  convertible   into,
    exercisable for or exchangeable for Common Stock), other than (i) the Shares to be issued and sold hereunder, (ii) shares issuable upon conversion of the Debentures, (iii) options and shares issued under the Company's stock plans and employee stock purchase plans and shares of Common Stock issuable upon the exercise of stock options and (iv) shares of Common Stock issuable under that certain Warrant dated August 25, 1992 issued to Intel Corporation for 2,677,604 shares of Common Stock.

        (k) The Company shall mail or cause to be mailed on the Effective Date the required notice of the redemption of the Debentures on the Redemption Date in the form heretofore submitted to the Purchasers and shall furnish to the Purchasers such number of copies thereof as the Purchasers reasonably may request.

        (l) The Company will direct Citibank N.A., as Trustee for the Debentures, to advise the Purchasers daily of the aggregate principal amount of Debentures (x) surrendered for conversion into Common Stock and (y) surrendered for redemption, in each case through the close of business on the immediately preceding business day.

        (m) The Company will (i) give the Purchasers at least one business day's prior written notice, or such shorter period as is practicable, of the contents of any press release or other public announcement it intends to issue on or prior to the Conversion Expiration Date and (ii) consider in good faith any comments the Purchasers may have concerning the timing and content of such press release or other public announcement.

    7.  PAYMENT OF EXPENSES.

    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereto (including all exhibits thereto), the Prospectus and any amendments thereof or supplements thereto, and all other documents related to the public offering of the Shares (including those supplied to the Purchasers in quantities as hereinabove stated), (ii) the issuance and delivery of the Shares to the Purchasers (including any transfer or other taxes payable thereon), (iii) the qualification of the Shares under state and foreign securities or Blue Sky laws, including the fees and disbursements of the Purchasers' counsel in relation thereto and (iv) listing the Shares on the Nasdaq Stock Market. In addition, the Company shall reimburse the Purchasers (x) up to a maximum aggregate dollar amount of $25,000, for all of the Purchasers' out-of-pocket expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby, including the fees and disbursements of the Purchasers' counsel and (y) for 50% of the Purchasers' out-of-pocket expenses in excess of $25,000 incurred in connection with this Agreement and the consummation of the transactions contemplated hereby, including the fees and disbursements of the Purchasers' counsel.

    8.  CONDITIONS OF THE PURCHASERS' OBLIGATIONS.

    The Purchasers' obligations to purchase and pay for the Shares as provided herein shall be subject to the accuracy in all material respects of the representations and warranties of the Company herein contained as of the date hereof and as of the Closing Date and to the performance in all material respects by the Company of its obligations hereunder, and to the following additional conditions:

        (a) The Registration Statement shall have become effective on the next business day after this Agreement or at such later time and date as shall have been consented to in writing by the

    Purchasers, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

        (b) On the date hereof and on the Closing Date, the Purchasers shall have received the opinion of Wilson, Sonsini, Goodrich & Rosati, counsel for the Company, dated the date of its delivery, addressed to the Purchasers, to the effect that:

           (i)  each  of  the  Company  and  COMPASS  Design  Automation,   Inc.
       ("COMPASS") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus;

           (ii) the Company's authorized capital stock is as set forth in the Prospectus; the capital stock of the Company conforms to the description thereof contained in the Registration Statement; the Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the Purchasers pursuant to this Agreement, will be duly and validly issued and fully paid and nonassessable; and the certificates for the Shares are in valid and sufficient form;

          (iii) this Agreement has been duly authorized, executed and delivered by the Company;

          (iv) neither the issue and sale of the Shares, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under (A) the charter or by-laws of the Company or (B) the terms of the Intel/VLSI Stock and Warrant Purchase Agreement dated July 8, 1992, the Warrant dated August 25, 1992, issued to Intel Corporation or the Indenture dated as of May 1, 1987 by and between the Company and Citibank, N.A., as trustee, with respect to the Company's 7% Convertible Subordinated Debentures due May 1, 2012 or (C) any material judgment, order or decree known to such counsel to be applicable to the Company or COMPASS of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or COMPASS;

           (v) no consent, approval, authorization or order of any court or governmental agency or body is required for the issue and sale of the Shares or the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Purchasers and such other approvals (specified in such opinion) as have been obtained;

          (vi) the Company is not, and upon receipt and pending application of the net proceeds from the sale of the Common Stock in the manner described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          (vii) the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules and other financial and statistical information contained therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be (unless such documents have thereafter been amended, in which case when so amended), complied as to form in all material respects with the requirements of the Exchange Act and the rules thereunder; and such counsel has no reason to believe that any such documents, when such documents became effective or were so filed, as the case may be (or if amended, when so amended), contained, in the case of documents that were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed (or if amended, when so amended), not misleading;

         (viii) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened; and the Registration Statement and the Prospectus (other than the financial statements and related schedules and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and

          (ix) the call for redemption by the Company of the Debentures and the compliance by the Company with the provisions of the Standby Agreement and the consummation of the transactions therein contemplated, will not conflict with or result in a breach or violation of any material term or provision of, or constitute a default under, the Indenture.

       In addition, such counsel shall state that such counsel has no reason to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (c) On the date hereof and on the Closing Date, the Purchasers shall have received the opinion of Thomas C. Tokos, Assistant General Counsel of the Company, dated the date of its delivery, addressed to the Purchasers, to the effect that:

           (i) each of the Company, COMPASS and VLSI Tech. Gmbh ("VLSI Tech.") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification wherein it owns or leases material properties or conducts material business, except for those failures to be so qualified that will not in the aggregate have a material adverse effect on the Company and its subsidiaries considered as a whole;

           (ii) all the outstanding shares of capital stock of COMPASS and VLSI Tech. have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of COMPASS and VLSI Tech. are owned by the Company either directly or through wholly owned subsidiaries (except for directors' qualifying shares or shares held by nominees as required by the laws of certain non-United States jurisdictions and except for shares of common stock of COMPASS held by employees or former employees of the Company or COMPASS) free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

          (iii) the Company's authorized capital stock is as set forth in the Prospectus; the capital stock of the Company conforms to the description thereof contained in the Registration Statement; the outstanding shares of capital stock of the Company and options and warrants to purchase capital stock of the Company have been duly and validly authorized and issued and the outstanding shares of capital stock of the Company are fully paid and nonassessable;

       the Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the Purchasers pursuant to this Agreement, will be duly and validly issued and fully paid and nonassessable; the certificates for the Shares are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares;

          (iv) to the knowledge of such counsel, there is no pending or threatened in writing action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements in the Prospectus under the headings "Risk Factors -- TI Litigation; Intellectual Property Matters" and "Recent Developments -- TI Litigation" fairly summarize the matters therein described;

           (v) this Agreement has been duly authorized, executed and delivered by the Company;

          (vi) neither the issue and sale of the Shares, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under (A) any law known to such counsel (other than state blue sky laws, as to which such counsel need not express an opinion) or (B) the respective charter or by-laws of the Company or COMPASS or (C) the terms of any indenture or other material agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound or (D) any material judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries;

          (vii) no holders of securities of the Company other than Intel Corporation have rights to the registration of such securities under the Registration Statement; and

         (viii) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or threatened.

       In addition, such counsel shall state that such counsel has no reason to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       In rendering the opinions required by Section 8(b) or Section 8(c), such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in Section 8(b) and Section 8(c) include any supplements thereto at the Closing Date.

        (d) At the Closing Date the Purchasers shall have received a certificate of the Chief Executive Officer and a Vice President of the Company, dated the date of its delivery, to the effect that the conditions set forth in
    Section 8(a) hereof have been satisfied, that as of the date hereof and as of the date of such certificate the representations and warranties of the Company set forth in Section 5 hereof are accurate in all material respects, and that as of the date of such certificate the obligations of the Company to be performed hereunder on or prior thereto have been duly performed in all material respects.

        (e) As soon as practicable following the date hereof (but no later than July 21, 1995) the Purchaser shall have received a letter from Ernst & Young LLP, independent public accountants for the Company ("E&Y") a letter, dated the date of its delivery, addressed to the Purchasers, in form and substance reasonably satisfactory to the Purchasers.

        (f) At the date following the date of this Agreement and on the Closing Date the Purchasers shall have received a letter from E&Y, dated the date of its delivery, addressed to the Purchasers, and in form and substance satisfactory to the Purchasers, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable Regulations and stating that the answer to
    Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) in their opinion, the financial statements and schedules of the Company included and incorporated by reference in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations and the Exchange Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures (but not an examination made in accordance with generally accepted accounting principles) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, a reading of the minutes of meetings and consents of the stockholders and boards of directors of the Company and its subsidiaries and the committees of such boards subsequent to December 30, 1994, inquiries of officers and other employees of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to December 30, 1994, and other specified procedures and inquiries to a date not more than five business days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements and schedules of the Company contained or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act, the Regulations and the Exchange Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles, except to the extent the Statement of Cash Flows, Statement of Stockholders' Equity and certain footnote disclosures have been omitted in accordance with applicable rules of the Commission under the Exchange Act, applied on a basis substantially consistent with that of the audited consolidated financial statements included and incorporated by reference in the Registration Statement and the Prospectus, (B) with respect to the period subsequent to March 31, 1995, there were, as of the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and any changes in the capital stock or increases in long-term indebtedness of the Company or any decrease in the total current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet included and incorporated by reference in the Prospectus, except for changes or decreases which the Prospectus may disclose, have occurred or may occur or which are set forth in such letter, or (C) that during the period from March 31, 1995 to the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Prospectus may disclose have occurred or may occur or which are set forth in such letter, or (D) that as of a specified date not more than five business days prior to the date of such letter, there were any changes in capital stock (other than issuances of common stock under employee stock option plans outstanding at March 31, 1995), or increases in long-term indebtedness of the Company, in each case as compared with the amounts shown in the most recent balance sheet included and incorporated by reference in the Prospectus, except for changes or increases which the Prospectus may disclose have occurred, or may occur or which are set forth in such letter; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and its subsidiaries set forth in the Prospectus, which have been specified by the Purchasers prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company and its subsidiaries or from schedules derived therefrom furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by the Purchasers (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in such letter, and found them to be in agreement. In addition, such letter as of the Closing Date shall contain such additional information in form and substance reasonably satisfactory to the Purchasers.

        (g) All proceedings taken in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Purchasers and to your counsel, and the Purchasers shall have received from your counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares as the Purchasers may reasonably require, and the Company shall have furnished to your counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

        (h) Prior to the Closing Date, the Company shall have furnished to the Purchasers such further information, certificates and documents as the Purchasers may reasonably request.

        (i) The certificates, opinions, written statements and letters required to be furnished to the Purchasers pursuant to this Section 8 shall be complete and shall be in all material respects reasonably satisfactory in form and substance to the Purchasers and to your counsel.

    9.  INDEMNIFICATION.

        (a) The Company agrees to indemnify and hold harmless each Purchaser, the directors, officers, employees and agents of each Purchaser and each person who controls any Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser specifically for inclusion therein; provided, further, that the Company shall not be liable to either Purchaser (or any director, officer, employee, agent or any person controlling either Purchaser) under the indemnity agreement in this Section 9(a) with respect to the Prospectus, to the extent that any either loss, liability, claim, damage or expense of either Purchaser (or any director, officer, employee, agent or any person controlling either Purchaser) results from the fact that such Purchaser sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) in any case where such delivery is required by the Act if the Company has previously furnished copies thereof to such Purchaser and such Purchaser's loss, liability, claim, damage or expense (or that of such director, officer, employee, agent or person controlling such Purchaser) results from an untrue statement, alleged untrue statement, omission or alleged omission of a material fact contained in the Prospectus prior to such amendment or supplement. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

        (b) Each Purchaser severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, employees and agents and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Purchaser, but only with reference to written information relating to such Purchaser furnished to the Company by or on behalf of such Purchaser specifically for inclusion in the documents referred to in the foregoing indemnity; PROVIDED, HOWEVER, that in no case shall a Purchaser be liable or responsible for its respective amount in excess of the aggregate of the Standby Commitment Fee and the Take-up Fee payable to such Purchaser hereunder. This indemnity agreement will be in addition to any liability that any Purchaser may otherwise have.

        (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party
    (i) will not relieve it from liability under Section 9(a) or Section 9(b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 9(a) or Section 9(b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party,
    (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder

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
    (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

    10.  CONTRIBUTION.

    In the event that the indemnity provided in Section 9(a) or Section 9(b) is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the Company and one or more of the Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by each Purchaser from the offering of the Shares; PROVIDED, HOWEVER, that in no case shall either Purchaser be required to contribute any amount in excess of the amount by which the aggregate of the Standby Commitment Fee and the Take-up Fees applicable to the Shares purchased by such Purchaser pursuant to this Agreement exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Purchasers in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Purchasers. The Company and the Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 10, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 10, each person who controls a Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a Purchaser shall have the same rights to contribution as such Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 10. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 10, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 10 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its written consent; PROVIDED, HOWEVER, that such written consent was not unreasonably withheld.

    11.  SUPPLIED INFORMATION.

    The Company acknowledges that the statements in the fourth paragraph of the cover page of the Prospectus (except to the extent that such statements describe the terms of this Agreement) and in the fourth paragraph under the caption "Standby Arrangements" in the Prospectus (except to the extent that such statements describe the terms of this Agreement) constitute the only information furnished in writing by the Purchasers expressly for use in the Registration Statement.

    12.  SURVIVAL OF REPRESENTATIONS AND AGREEMENTS.

    All representations, warranties and agreements of the Company and the Purchasers contained in this Agreement, including the indemnity agreements contained in Section 9 hereof and the contribution agreements contained in
Section  10  hereof,  shall  remain  operative  and  in  full  force  and effect

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
regardless of any investigation made by the Purchasers or any controlling person of the Purchasers or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Purchasers. The agreements contained in Sections 6, 7, 9 and 10 hereof shall survive the termination of this Agreement, including pursuant to Section 13 hereof.

    13.  EFFECTIVE DATE OF AGREEMENT; TERMINATION.

        (a) This Agreement shall become effective when the Purchasers and the Company shall have received notification of the effectiveness of the Registration Statement. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying the Purchasers.

        (b) The Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Purchasers, without liability (other than with respect to Sections 9 and 10) on the Purchasers' part to the Company if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the Purchasers' obligations hereunder as provided in Section 8 is not fulfilled when and as required in any material respects, (iii) trading in securities generally on the Nasdaq Stock Market shall have been suspended or materially limited, or minimum prices shall have been established on such exchange by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction, (iv) trading in the Company's Common Stock or Debentures shall have been suspended by the Commission or the Nasdaq Stock Market for more than a single four trading-hour-period during the five business days prior to the Redemption Date, (v) a general banking moratorium shall have been declared by Federal or New York State authorities or (vi) there is an outbreak or escalation of armed hostilities significantly involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, or if there shall have occurred a calamity or crisis, the effect of which shall be, in the Purchasers' good faith judgment, to make it impracticable to proceed with the public offering or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

        (c) Any notice of termination pursuant to this Section 13 shall be by telephone, telex, telecopy, or telegraph, confirmed in writing by letter.

    14.  NOTICES.

    All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Purchasers shall be mailed, physically delivered, telecopied, telexed, or telegraphed and confirmed in writing to:

                                          Bear, Stearns & Co. Inc.
                                          245 Park Avenue
                                          New York, New York 10167
                                          Attention: Corporate Finance
                                          Department

                                          and

                                          Hambrecht & Quist LLC
                                          One Bush Street
                                          San Francisco, California 94104
                                          Attention: Corporate Finance
                                          Department

    and if sent to the Company, shall be mailed, delivered or telexed, telegraphed or faxed and confirmed in writing to

                                          VLSI Technology, Inc.
                                          1109 McKay Drive

                                          San Jose, California 95131
                                          Attention: Chief Financial Officer

    15.  PARTIES.

    This Agreement shall inure solely to the benefit of, and shall be binding upon, the Purchasers and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 9 and 10 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision contained herein. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from the Purchasers.

    16.  CONSTRUCTION.

    This Agreement shall be construed in accordance with the laws of the State of California.

    If the foregoing correctly sets forth the understanding between the Purchasers and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                          Very truly yours,

                                          VLSI TECHNOLOGY, INC.
                                          By ___________________________________
                                             Name:
                                             Title:
Accepted as of the date
first above written.

BEAR, STEARNS & CO. INC.
By ___________________________________
   Name:
   Title:

HAMBRECHT & QUIST LLC
By ___________________________________
   Name:
   Title:

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